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                                                                    EXHIBIT 23.4

                                  [LETTERHEAD]



                        CONSENT OF INDEPENDENT AUDITORS'



Board of Directors and Shareholders
Starnet Communications International (DE) Inc.



We hereby consent to the use of our audit report dated July 22, 2000 for the year ended April 30, 2000 which is incorporated by reference in this Form F-4 of Starnet Communications International (DE) Inc. and to all references to our firm in this Form F-4.



/s/ HJ & ASSOCIATES, LLC
------------------------
HJ & Associates, LLC
Salt Lake City, Utah
October 18, 2000